Petrolia Energy Corporation 8-K

Exhibit 99.1

Petrolia Energy Announces the passing of one of its Directors, Lee H. Lytton

HOUSTON, TX--(Marketwired – April 6, 2018) - Petrolia Energy Corporation (OTCQB: BBLS) ("Petrolia" or the "Company") announces today with great sadness that Mr. Lee H. Lytton III, its esteemed Board Member and Corporate Secretary, passed away on Saturday, March 31, 2018, in Austin, Texas at the age of 74 years. Mr. Lytton has been a member of Petrolia Energy's Board of Directors since 2014.

Mr. Lytton graduated from St. Edward's University and St. Mary's School of Law and began his career as a special agent for the FBI, followed by time in private law practice. For the past 30 years, he served as a tenured professor of law at St. Mary's School of Law in San Antonio; specializing in Oil and Gas Law and Texas Land & Title.

The Chairman of the Board of Petrolia, Leo Womack stated, “We are deeply saddened to announce Lee’s passing. His wealth of knowledge and expertise, practical advice and guidance made an invaluable contribution to Petrolia for which we are forever grateful. Apart from his role as a Director, Lee was also a friend and he will be greatly missed. On behalf of the entire Board of Directors and management of the Company, our thoughts and prayers are with Lee’s family and friends during this difficult time.”

It is the current intention of the Company to continue with a Board of Directors comprised of six members with a seventh Board member to be nominated and appointed by the Board to fill Mr. Lytton’s vacant position, within the next few days. The Board will continue to focus on achieving growth in cash flow and production from its current asset base, while building an attractive portfolio of drilling and exploration opportunities.

More information about Petrolia: www.petroliaenergy.com.

ABOUT PETROLIA ENERGY CORPORATION

Petrolia Energy Corporation is a US-based, oil & gas exploration, production and service company with operations in the United States and Indonesia. The Company focuses on redeveloping existing oil fields in well-established oil rich regions in the US such as the Permian, employing industry-leading technologies to create added value. In Indonesia, the Company is situated in the prolific Indonesian Sumatra basin, focused on discovering, appraising, developing and producing its interests in 5 Production Sharing Contracts (PSCs) and 1 Joint Study Agreement (JSA).

More information about Petrolia is available at www.petroliaenergy.com.

Forward-looking Statements

Certain information in this press release constitutes forward-looking statements within the meaning of applicable securities laws, including, but not limited to, statements regarding well production, use of proceeds, future drilling, operating expenses, and additional funding. Any statement that does not contain a historical fact may be deemed to be a forward-looking statement. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of such terms, or other comparable terminology, although not all forward-looking statements contain such identifying words.

Forward-looking statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the Company's control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Such assumptions, risks, and uncertainties include, among others, those associated with exploration activities, oil and gas production, marketing and transportation, costs of operations, loss of markets, volatility of oil and gas prices, reserve and future production estimates, environmental risks, competition, inability to access sufficient capital from internal and external sources, general economic conditions, litigation, and changes in regulation and legislation. Readers are cautioned that the foregoing list is not exhaustive.

Additional information on these and other factors that could affect Petrolia's operations or financial results is available by contacting Petrolia and is included in the risk factors and other sections of Petrolia’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The forward-looking statements contained in this press release are made as of the date of this press release, and Petrolia does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by applicable law. The Company's SEC filings are available at http://www.sec.gov.

Petrolia Energy Corporation (OTCQB: BBLS) trades on the OTCQB Venture Market for early stage and developing U.S. and international companies. Companies are current in their reporting and undergo an annual verification and management certification process. Investors can find Real-Time quotes and market information for the company on www.otcmarkets.com.

CONTACT INFORMATION

For more Information contact:

Investor Relations Contact:
IR@PetroliaEnergy.com
www.PetroliaEnergy.com